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                                                                      EXHIBIT 99

                                                          CONTACT: MARC ROWLAND,
                                                         CHIEF FINANCIAL OFFICER
                                                                  (405) 879-9232

FOR IMMEDIATE RELEASE                            TOM PRICE, JR., VICE PRESIDENT-
JULY 19, 2000                                              CORPORATE DEVELOPMENT
                                                                  (405) 879-9257


                    CHESAPEAKE ENERGY FORMS 2.2 MILLION ACRE
            COAL BED METHANE JOINT VENTURE IN OKLAHOMA'S ARKOMA BASIN

OKLAHOMA CITY, OKLAHOMA, JULY 19, 2000 - Chesapeake Energy Corporation (NYSE:
CHK), today announced the formation of a joint venture with one of North America's largest diversified natural gas companies to develop coal bed methane
(CBM) reserves from a 2.2 million acre area in eastern Oklahoma's Arkoma Basin. In the initial phase of the joint venture, Chesapeake's partner has paid 100% of the JV's costs for a 75% interest in the JV's assets with Chesapeake owning the remaining 25%. In the secondary phase, Chesapeake will have the option to increase its ownership in the JV to 33.3%. Approximately $10 million has been expended in the JV to date and an additional $10-20 million of investment is scheduled for the next 18 months. Drilling and production activities should begin in the third quarter of 2000.

                               MANAGEMENT COMMENT

Aubrey K. McClendon, Chesapeake's Chief Executive Officer commented, "We are very pleased to initiate activities in our new Arkoma Basin CBM play. For many decades the Arkoma Basin in eastern Oklahoma has produced significant reserves of both natural gas and coal. We believe the combination of Chesapeake's land skills and large existing base of Arkoma assets provides a perfect complement to our partner's operational and geological expertise in developing large-scale CBM projects.

We also believe the Arkoma's combination of strong gas prices and low operating costs will help make the economics of this project compare favorably to other CBM plays in the U.S. In particular, the wells can be drilled, completed and then immediately put in production - they will not need a lengthy, expensive and environmentally risky de-watering process. We believe all of the elements are in place for our JV to develop a large and successful CBM project in the years ahead."




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                    EARNINGS AND CONFERENCE CALL INFORMATION

Chesapeake will release its second quarter 2000 financial and operating results at approximately 4 p.m. EDT on Thursday, July 27. A conference call will begin the next morning at 9 a.m. EDT, July 28. You may participate by calling 913-981-4900 or by visiting our homepage at www.chkenergy.com and clicking the link under Shareholder Information or by going directly to Vcall.com. In addition, a replay of the call will be available from 11:00 a.m. (CDT) through August 4 at 12:00 p.m. by dialing 719-457-0820. The passcode for the replay is 638606.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 1999 and the report filed on Form 10-Q for the quarter ended March 31, 2000.

Chesapeake Energy Corporation is the 10th largest independent natural gas producer in the U.S. (pro forma for the recently announced Gothic acquisition). Headquartered in Oklahoma City, Chesapeake's operations are focused on developmental and exploratory drilling and on property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.



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